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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Stockholders of The Boyds Collection, Ltd.
McSherrystown, Pennsylvania

    We consent to the use in this Registration Statement of The Boyds Collection, Ltd. on Form S-1 of our report dated November 30, 1998, appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the heading "Experts" in such Prospectus.

Deloitte & Touche LLP
New York, New York
December 21, 1998